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EXHIBIT 10.35

                                                                   MORGAN KEEGAN
--------------------------------------------------------------------------------
MORGAN KEEGAN & COMPANY, INC.
5 POST OAK PARK
44400 POST OAK PARKWAY, SUITE 2670
HOUSTON, TEXAS  77027
713/840-3600  FAX  713/840-3654
WATS 800/840-2606

June 8, 2004

Mr. Munawar Hidayatallah
Chairman and Chief Executive Officer
Allis-Chalmers Corporation
7660 Woodway, Suite 200
Houston, TX  77063

Dear Micki:

         Allis-Chalmers Corporation (the "Company") wishes to offer and sell (the "Placement") common stock (the "Securities") on the terms and conditions set forth below. The Company desires to retain Morgan Keegan & Company, Inc. ("Morgan Keegan") to act as exclusive placement agent in connection with the Placement on the terms and conditions set forth below.

The Company hereby appoints Morgan Keegan to act as its exclusive placement agent in connection with the Placement of Securities and authorizes Morgan Keegan, on behalf of the Company as its placement agent and not as principal, to offer the Securities to investors meeting qualifications agreed upon by the Company and Morgan Keegan. Subject to Morgan Keegan's satisfactory completion of its due diligence review of the Company and the approval of Morgan Keegan's Commitment Committee, Morgan Keegan hereby accepts such appointment to act as exclusive placement agent. The Company and Morgan Keegan agree that Securities will be offered and sold only at prices and on terms that are acceptable to the Company and that Morgan Keegan makes no representation as to what, if any, price or on what terms investors will be willing to purchase Securities of the Company. Morgan Keegan undertakes this engagement on a "best efforts" basis only, and shall not be obligated to purchase any unsold allotment of Securities offered by the Company. The Placement of the Securities is to be made directly by the Company to purchasers of Securities pursuant to a definitive common stock purchase or other agreement entered into by the purchasers and the Company. The Company agrees that any definitive purchase agreement shall, among other things
(a) contain customary representations, warranties and covenants on behalf of the Company, and (b) provide for the delivery by the Company's counsel of customary opinions.

1. The Company agrees to pay a $50,000 retainer fee upon execution of this agreement. As compensation for Morgan Keegan's services hereunder, the Company agrees to pay to Morgan Keegan, contingent upon the successful closing of a sale of Securities (the "Contingent Placement Fee"), a placement fee in cash at each closing equal to 7% of the gross proceeds delivered to the Company at such closing from the sale of Securities in the Placement, net of the retainer fee (other than the securities described in Section 7, thereof).



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Allis-Chalmers Corporation
June 8, 2004
Page 2

If more than one closing is required in connection with the sale of such Securities, only that portion of the Contingent Placement Fee applicable to each closing shall be payable at such closing. In addition, if the Placement is cancelled by the Company for any reason prior to its completion, the Company will reimburse Morgan Keegan for its reasonable out-of-pocket expenses (including fees and expenses of counsel) incurred in connection with its acting as placement agent hereunder, upon delivery to the Company of reasonable documentation evidencing such expenses. Such out-of-pocket expenses shall not exceed $30,000 without the prior written consent of the Company, which shall not be unreasonably withheld.

2. The Company represents and warrants to Morgan Keegan that, except as disclosed in the Company's filings with the Securities and Exchange Commission or as set forth in Exhibit A, it has not, directly or indirectly, made any offers or sales of the Securities or securities of the same or a similar class as the Securities during the four month period ending on the date of this letter, and has no current intention of making an offer or sale of the Securities or securities of the same or a similar class as the Securities for a period of six months after completion of this private placement, except for the offering of the Securities through Morgan Keegan pursuant hereto. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act of 1933, as amended (the "Act").

3.       The Company and Morgan Keegan agree that:

         (a) The Company will not, directly or indirectly, make any offer or sale of any of the Securities or any securities of the same or similar class as the Securities, the result of which would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Act.

         (b) The Company will furnish Morgan Keegan with such information (the "Information"), including financial statements, with respect to the business, operations, assets and liabilities of the Company as Morgan Keegan may reasonably request in order to permit Morgan Keegan to conduct its due diligence review of the Company and assist the Company in preparing a private placement memorandum (the "Private Placement Memorandum") for use in connection with the offering of the Securities. Morgan Keegan may rely upon the accuracy and completeness of the Information without independent verification.

         (c) The Company will be solely responsible for the contents of the Private Placement Memorandum and any and all other written or oral communications provided to any actual or prospective purchaser of the Securities with the approval of the Company. The Company represents and warrants that the Private Placement Memorandum and



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Allis-Chalmers Corporation
June 8, 2004
Page 3

              such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company authorizes Morgan Keegan to provide the Private Placement Memorandum and such other communications to prospective purchasers of the Securities, provided that such prospective purchasers execute and deliver to the Company a Confidentiality and Non-Disclosure Agreement meeting the requirements of Regulation FD and otherwise on terms reasonably acceptable to Morgan Keegan and the Company.

         (d) The Company will comply with all requirements of Regulation D promulgated under the Act. Without limitation, the Company will:

              (1) not offer or sell the Securities by means of any form of general solicitation or general advertising;

              (2) not offer or sell the Securities to any person who it does not have a reasonable basis to believe is an "accredited investor" (as defined in Rule 501 under the Act);

              (3) exercise reasonable care to assure that the purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Act; and

              (4) file a Form D with the Securities and Exchange Commission as contemplated by Rule 503 under the Act.

         (e) Morgan Keegan will comply with all applicable requirements of Regulation D promulgated under the Act. Without limitation, Morgan Keegan will:

              (1) not offer the Securities by means of any form of general solicitation or general advertising;

              (2) not offer the Securities to any person who it does not have a reasonable basis to believe is an "accredited investor" (as defined in Rule 501 under the Act); and

              (3) exercise reasonable care to assure that the purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Act.



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Allis-Chalmers Corporation
June 8, 2004
Page 4

         (f) The Company agrees to cause a registration statement to be filed with the United States Securities Exchange Commission to qualify the Securities for offer and sale within 60 days after completion of the offering and use its reasonable efforts to cause the registration statement to become effective within 120 days after completion of the offering.

         (g) The Company agrees to take such action (if any) as Morgan Keegan may reasonably request to qualify the Securities for offer and sale under registration or qualification exemptions of the securities laws of such states as Morgan Keegan may specify. The Company agrees that it will make any filings or take other actions required under applicable state securities laws to permit the sale of the Securities pursuant to registration or qualification exemptions.

         (h) In order to allow proper coordination of the proposed Placement, during the term of this engagement, the Company will promptly notify Morgan Keegan of any potential purchasers known to the Company to be interested in purchasing any Securities. In addition, the Company will keep Morgan Keegan fully and promptly informed of the status of any discussions or negotiations between the Company and any potential purchaser of Securities.

         (i) The Company agrees to use its reasonable efforts to list its common stock on the American Stock Exchange within 120 days after completion of the offering.

4. Morgan Keegan will not have any obligations in connection with the private placement of the Securities contemplated by this Agreement except as expressly provided in this Agreement. Morgan Keegan will use its reasonable "best efforts" in connection with the engagement hereunder; provided, however, that this Agreement does not imply any obligation on the part of Morgan Keegan to provide such equity capital to the Company, and in no event shall Morgan Keegan be obligated to purchase the Securities for its own account.

5. The Company shall indemnify Morgan Keegan in the manner and to the extent provided in Appendix A attached hereto, which Appendix A is incorporated herein by reference.

6. The term of Morgan Keegan's appointment and authorization hereunder shall extend from the date hereof through the earlier of December 31, 2004, and the date upon which a Placement is completed, or such other date as may be mutually agreed by the Company and Morgan Keegan. The provisions of Sections 2, 4, 5, 7, 8, 9, 11, 12 and this Section 6 shall survive any termination of this Agreement.



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Allis-Chalmers Corporation
June 8, 2004
Page 5

7. Subject to the provisions of Sections 3(a) and 3(d), the Company has informed Morgan Keegan that up to 20% of the securities offered may be directly sold by the Company. Potential purchasers will be disclosed to Morgan Keegan prior to the commencement of the placement and investor representation letters will be provided prior to closing. Morgan Keegan will not earn any fee for the placement of the Company directed sales.

8. All opinions and advice provided to the Company in connection with this engagement are intended solely for the benefit and use of the Company in connection with the matters described in this Agreement, and accordingly such advice shall not be relied upon by any person or entity other than the Company. The Company will not make any other use of any such opinions or advice. In addition, none of (i) the name of Morgan Keegan, (ii) any advice rendered by Morgan Keegan to the Company, or (iii) any communication from Morgan Keegan pursuant to this Agreement will be quoted or referred to in any report, document, release or other communication prepared, issued or transmitted by the Company, or any person controlled by the Company, without Morgan Keegan's prior written consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the Company shall be entitled to disclose the terms of this Agreement in an Information Statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company in connection with the approval by the stockholders of the Company of the Offering, as required by Regulation 14C of the Securities and Exchange Commission.

9. The Company will, at the closing, furnish Morgan Keegan with the same favorable opinion of the Company's counsel as is furnished to the investors, together with a letter from such counsel that Morgan Keegan may rely on such opinion as if directed to Morgan Keegan, and Morgan Keegan shall be deemed to be a third party beneficiary of such opinion. Such opinion will include, among other things, legal assurances regarding compliance with applicable corporate and securities laws and the availability of exemption from registration for the offer and sale of the Securities in the Placement. Such counsel also shall furnish Morgan Keegan a letter stating that on the basis of information developed during the course of such counsel's representation of the Company, nothing has come to such counsel's attention giving such counsel reason to believe that the Private Placement Memorandum, or any amendment or supplement thereto made prior to the closing, as of its date and as of the closing, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial or statistical data contained in the Private Placement Memorandum, or any amendment or supplement thereto). In addition, at closing, the Company will provide Morgan Keegan with a certificate which provides that Morgan Keegan may rely on



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Allis-Chalmers Corporation
June 8, 2004
Page 6

         the representations and warranties of the Company provided to the purchasers and the same certificates of the officers of the Company as are furnished to such purchasers and such other certification, opinions and documents as we or our counsel may deem reasonably appropriate, in form and substance reasonably satisfactory to us and our counsel.

10. In the event of consummation of any transaction, Morgan Keegan shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that Morgan Keegan will submit a copy of any such advertisements to the Company for its approval, which approval shall not be unreasonably withheld.

11. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

12. This Agreement may not be amended or modified except in writing signed by each of the parties hereto and shall be governed by and construed in accordance with the laws of the State of Tennessee. Each of the parties hereto expressly waives all right to trial by jury in any action or proceeding arising out of this Agreement. This Agreement incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto and shall be binding upon and inure to the benefit of the Company, Morgan Keegan, and the other Indemnified Persons and their respective successors, assigns, heirs and personal representatives.



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Allis-Chalmers Corporation
June 8, 2004
Page 7

         If the foregoing correctly sets forth the understanding and agreement between Morgan Keegan and the Company, please so indicate in the space provided below, whereupon this letter shall constitute a binding agreement as of the date first above written.

Very truly yours,

MORGAN KEEGAN & COMPANY, INC.

By:             /s/ R. Kevin Adrews
                ---------------------------------------
Name:               R. Kevin Andrews
                ---------------------------------------
Title:              First Vice President
                ---------------------------------------

Agreed and Accepted:

ALLIS-CHALMERS CORPORATION

By:             /s/ Munawar H. Hidayatallah
                ---------------------------------------
Name:               Munawar H. Hidayatallah
                ---------------------------------------
Title:              Chairman and CEO
                ---------------------------------------



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Allis-Chalmers Corporation
June 8, 2004
Page 8

                                   APPENDIX A
                                 INDEMNIFICATION
                                 ---------------

1. If, in connection with or arising out of the services or matters that are the subject of this letter agreement ("Agreement"), Morgan Keegan or any controlling person, affiliate, director, officer, employee or agent of Morgan Keegan (Morgan Keegan and each such other person referred to as an "Indemnified Person") becomes involved in any capacity in any lawsuit, claim or other proceeding for which indemnity may be sought pursuant to Section 5 of this Agreement, the Company shall immediately reimburse such Indemnified Person for any and all legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending such lawsuit, claim or other proceeding. The Company also agrees to indemnify each Indemnified Person from, and hold it harmless against, any and all losses, claims, damages, liabilities or expenses to which such Indemnified Person may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference in, the Private Placement Memorandum or any other written or oral communication provided to any actual or prospective purchaser of the Securities or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) arising in any manner out of or in connection with the services or matters which are the subject of this Agreement, including, without limitation, the offer and sale of the Securities; provided, however, that the Company shall not be liable in respect of any loss, claim, damage, liability or expense to the extent that it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage or liability resulted from the gross negligence or willful misconduct of Morgan Keegan in the performance of its services hereunder or Morgan Keegan's breach of this Agreement.

2. Promptly after receipt by an Indemnified Person of notice of its involvement in any claim, action, suit, proceeding or investigation (a "Claim"), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company for indemnification, notify the Company in writing of such involvement. Failure by such Indemnified Person to so notify the Company shall not relieve the Company from its obligation to indemnify any Indemnified Parties under this Agreement, except to the extent that such failure to notify results in the forfeiture by the Company of substantive rights or defenses. If an Indemnified Person seeks indemnification hereunder with respect to any Claim brought by a third party, the Company shall be entitled to assume the defense of any such Claim with counsel reasonably satisfactory to such Indemnified Person. Upon assumption by the Company of the defense of any such Claim, such Indemnified Person shall have the right to participate in the defense of such Claim and to retain its own counsel but the Company shall not be liable for any legal fees or expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company shall have failed to employ counsel reasonably satisfactory to such Indemnified Person in a timely manner or (iii) such Indemnified Person shall have determined and can



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Allis-Chalmers Corporation
June 8, 2004
Page 9

         reasonably demonstrate to the Company that representation of such Indemnified Party by counsel provided by the Company pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the Company and such Indemnified Person, including, without limitation, situations in which there are one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Company. The Company shall not be liable for any settlement of any Claim effected without its written consent (which consent shall not be unreasonably withheld or delayed). In no event shall the Company be responsible for the payment of the fees and expenses of more than one counsel on behalf of all Indemnified Persons other than local counsel.

3. The Company agrees that the indemnification and reimbursement commitments set forth in this Section 5: (i) shall apply whether or not any Indemnified Person is a formal party to any such lawsuit, claim or other proceeding and (ii) are in addition to any liability that the Company may otherwise have to any Indemnified Person. The Company agrees that, unless a final judicial determination is made to the effect specified in the preceding paragraph, any settlement of a lawsuit, claim or other proceeding against the Company arising out of the transactions contemplated by this Agreement which is entered into by the Company shall include a release from the party bringing such lawsuit, claim or other proceeding of each Indemnified Person, which release shall be reasonably satisfactory to Morgan Keegan. The Company further agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company in connection with Morgan Keegan's engagement hereunder, except for such losses, claims, damages or liabilities incurred by the Company that are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person or Morgan Keegan's breach of this Agreement.

4. The Company and Morgan Keegan agree that if indemnification or reimbursement sought pursuant to this Appendix A is finally judicially determined by a court of competent jurisdiction to be unavailable for reasons other than those set forth in the proviso in the last sentence of Paragraph 1 of this Appendix A, then, whether or not Morgan Keegan is the Indemnified Person, the Company and Morgan Keegan shall contribute to the losses, claims, damages, liabilities and expenses of Morgan Keegan for which such indemnification or reimbursement is sought but held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and Morgan Keegan on the other, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company, on the one hand, and Morgan Keegan on the other, as well as any other equitable considerations; provided, however, that in no event shall the aggregate amount of loss, damage, expense and damage suffered by Morgan Keegan exceed the amount of the cash portion of the Contingent Placement Fee actually received by Morgan Keegan hereunder.

                                                                   Initial  ____



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Allis-Chalmers Corporation
June 8, 2004
Page 10

                                    EXHIBIT A

                         OFFERS AND SALES OF SECURITIES

The Company has outstanding certain options and warrants issued prior to the date hereof, which are described in the Company's filings and which may be deemed to be outstanding offers to sell securities. During June 2004, a warrant to exercise 15,000 shares of Common Stock was exercised.